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                                                                  EXHIBIT (23)-6

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts"; and to the use of our report dated February 5, 1998 with respect to the consolidated financial statements of Warrior Capital Corporation, Inc. and Subsidiary included in the Registration Statement (Form S-1) and the Prospectus of The Banc Corporation.


Birmingham, Alabama                /s/ Dudley, Hopton-Jones, Sims & Freeman PLLP
November 6, 1998

                                       Dudley, Hopton-Jones, Sims & Freeman PLLP